Exhibit 99.1

FOR IMMEDIATE RELEASE
MaxLinear Completes Acquisition of Physpeed Co., Ltd.
Transaction Accelerates Entry Into Enterprise and
Telecommunications Infrastructure Markets
CARLSBAD and CAMARILLO, CALIF. – Nov. 4, 2014 – MaxLinear Inc. (NYSE: MXL), a leading provider of integrated radio frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced that it has completed the acquisition of Physpeed Co., Ltd., a privately held developer of high-speed physical layer interconnect products addressing enterprise and telecommunications infrastructure market applications.
MaxLinear will pay approximately $11.0 million in cash in exchange for all outstanding shares of capital stock and equity of Physpeed. A portion of the consideration payable to the former shareholders of Physpeed will be placed into escrow pursuant to the terms of the definitive merger agreement. In addition, the definitive merger agreement provides for potential earn-out consideration of up to $750,000 to the former shareholders of Physpeed for the achievement of certain 2015 and 2016 revenue milestones. MaxLinear has also entered into retention and performance-based agreements with Physpeed employees for up to $3.25 million to be paid in cash or shares of MaxLinear Class A common stock based on the achievement of 2015 and 2016 revenue milestones.
About MaxLinear, Inc.
MaxLinear, Inc. is a leading provider of radio-frequency and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's current, preliminary expectations relating to MaxLinear’s acquisition of Physpeed; MaxLinear’s attempt to expand its target addressable market; the potential for Physpeed’s products and technologies; and financial and accounting consequences of the acquisition.These forward-looking statements are subject to various risks and uncertainties including (among others) our lack of experience integrating acquired businesses and technologies; potential delays in the development of Physpeed’s products and technologies; the availability of new information that adversely affects the assumptions underlying our estimates of the growth potential of Physpeed’s target markets; substantial variability in our quarter to quarter operating results; the potential impact of consolidation among cable operators on our business and operating results;

intense competition in our industry; the ability of our customers to cancel or reduce orders; uncertainties concerning how end user markets for our products will develop, including end markets for Physpeed’s products; our lack of long-term supply contracts and dependence on limited sources of supply; potential decreases in average selling prices for our products; currently pending intellectual property litigation; and the potential for additional intellectual property litigation, which is prevalent in our industry. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in our Quarterly Report on Form 10-Q for the Quarter ended September 30, 2014. All forward-looking statements are qualified in their entirety by this cautionary statement. MaxLinear is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events, or otherwise.

MaxLinear Inc. Press Contact: David Rodewald The David James Agency LLC Tel: +1 805-494-9508 david@davidjamesagency.com	MaxLinear Inc. Corporate Contact: Will Torgerson, Vice President Worldwide Sales Tel: +1 760-692-0711 wtorgerson@maxlinear.com